Exhibit 99.1

Myomo Announces Upcoming Changes to its Board of Directors

BURLINGTON, Mass. (April 10, 2025) – Myomo, Inc. (NYSE American: MYO) (“Myomo” or the “Company”), a wearable medical robotics company that offers increased functionality for those suffering from neurological disorders and upper-limb paralysis, today announced that directors Amy Knapp and Yitzchak Jacobovitz have informed the board they will not stand for re-election as Class II directors. Ms. Knapp has been a director since July 2016 and Mr. Jacobovitz has served on Myomo’s board since January 2023. Their terms will conclude as of the Company’s 2025 Annual Meeting expected to be held in June 2025.

“I’m grateful for the insights and contributions Amy and Yitz have provided the board during their tenures, and extend deepest thanks to both for their work on behalf of Myomo, our shareholders and the patients we serve,” said Paul R. Gudonis, chairman and chief executive officer. “We plan to name additional directors in the future as we continue to evolve Myomo’s governance and strategic oversight.”

“It has been a privilege to serve on Myomo’s board and I’m gratified to have played a role in the growth and success of the company to date. With the achievement of Medicare Part B coverage for the MyoPro™ and an outstanding leadership team, I believe the future is bright for Myomo, and I’m pleased to continue advising the Company on reimbursement matters,” said Ms. Knapp.

“I am highly confident in the Company’s strategic direction, its financial position and its trajectory toward achieving sustainable positive cash flow,” said Mr. Jacobovitz. “I look forward to actively supporting and advising the Company as a non-voting board observer.”

About Myomo

Myomo, Inc. is a wearable medical robotics company that offers improved arm and hand function for those suffering from neurological disorders and upper-limb paralysis. Myomo develops and markets the MyoPro product line. MyoPro is a powered upper-limb orthosis designed to support the arm and restore function to the weakened or paralyzed arms of certain patients suffering from CVA stroke, brachial plexus injury, traumatic brain or spinal cord injury or other neuromuscular disease or injury. It is currently the only marketed device in the U.S. that, sensing a patient’s own EMG signals through non-invasive sensors on the arm, can restore an individual’s ability to perform activities of daily living, including feeding themselves, carrying objects and doing household tasks. Many are able to return to work, live independently and reduce their cost of care. Myomo is headquartered in Burlington, Massachusetts, with sales and clinical professionals across the U.S. and representatives internationally. For more information, please visit www.myomo.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, of which provisions Myomo is availing itself. Such forward-looking statements include, but are not limited to, plans to add additional directors in the future. Certain forward-looking statements can be identified by

Myomo Inc. | 45 Blue Sky Dr., Suite 101 | Burlington, MA 01803

TEL: 877.736.9666 www.myomo.com info@myomo.com

the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, outlook, assumptions, or goals. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Myomo assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise, except as required by law.

Please refer to the Myomo's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other subsequent filings with the SEC, which are available at the SEC's website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from the Myomo’s current expectations.

Contacts:

Myomo:

ir@myomo.com

Alliance Advisors IR:

Tirth T. Patel

tpatel@allianceadvisors.com

212-201-6614

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